EXHIBIT 24

              POWER OF ATTORNEY

	I, Jose Paulo de Oliveira Alves, an
officer of Praxair, Inc. (the "Corporation"), hereby authorize and designate each of James T. Breedlove, Robert A. Bassett or
Mark S. Lyon my agent and attorney-in-fact, with full power of substitution, to:
(1) prepare and sign on my behalf any Form 3, Form 4 or Form 5 under Section 16 of the
Securities Exchange Act of 1934 and file the same with the Securities and Exchange Commission and the New York Stock Exchange;
(2)  prepare and sign on my behalf any Form 144
Notice under the Securities Act of 1933 and file the same with the Securities and Exchange
Commission; and
(3)  do anything else necessary or proper in
connection with the foregoing.

This power of attorney shall remain in effect as long as I am subject to Section 16 with respect to the Corporation, and shall not be affected by my subsequent disability or incompetence.

	I understand that it is my responsibility to advise the Secretary's Department in advance of proposed transactions in Praxair, Inc.
securities that may require the filing of the forms referred to above.

		/s/ Jose Paulo de Oliveira Alves
		Jose Paulo de Oliveira Alves

Dated: April 26, 2005
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